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Part C
Exhibit (19) (a)

                             Bowes Investment Trust
                             Bank and Insurance Fund

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, BOWES INVESTMENT TRUST, a business trust organized under the laws of the State of Delaware (the "Trust"), Bowes Bank and Insurance Fund, currently the sole series portfolio of the Trust, and certain Trustees and officers of the Trust do hereby constitute and appoint ROBERT B. BOWES, DAVID M. LEAHY AND JOHN F. SPLAIN and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable:

               (i) to enable the Trust to comply with the Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933 of shares of beneficial interest of the Trust and

               (ii) in connection with the registration of the Trust under the Investment Company Act of 1940, as amended,

including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to sign the names of each of such Trustees and officers in his behalf, to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Securities Act of 1933 and such Investment Company Act of 1940, and to execute any instruments or documents filed or to be filed as a part of or in connection with such registration statement or statements; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Trust has caused these presents to be signed by its Chairman, and the same attested to, and each of the undersigned has set his hand hereto as of the date set forth below.

                                                   BOWES INVESTMENT TRUST

                                                   By     /s/    Robert B. Bowes

                                                   Robert B. Bowes
                                                   Chairman of the Board
                                                   and President

/s/     Robert B. Bowes                            /s/    Louis M. Marmon

----------------------------                       --------------------------
Robert B. Bowes                                    Louis M. Marmon



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Trustee                                            Trustee

/s/     Harry M. K. Johnston                       /s/    Thomas P.F. Kiely

----------------------------                       -------------------------
Harry M. K. Johnston                               Thomas P. F. Kiely
Trustee                                            Trustee

DATE:  February 3, 1998

Attest: /s/    Thomas I. Carocci

Thomas I. Carocci
Vice President and Secretary


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